EXHIBIT 99.1

                               SUMMARY OF
     METROPOLITAN-CADIZ DEFINITIVE ECONOMIC TERMS & RESPONSIBILITIES


1.   TERM                          50 years

2.   CAPITAL FACILITIES COSTS      Estimated at $150,000,000.
                                   Metropolitan and Cadiz shall equally
                                   share capital costs.
                                   Each party shall be responsible for
                                   financing its portion of the capital
                                   costs.

3.   PROGRAM OPERATING COSTS       Metropolitan will be responsible
                                   for operational costs of the Program.
                                   However, Cadiz will assume pro rata
                                   operational costs associated with the
                                   sale of indigenous groundwater to
                                   third parties.

4.   MITIGATION COSTS              Metropolitan and Cadiz shall
                                   share equally the capital costs
                                   required for mitigation at outset of
                                   the Program.  Cadiz shall assume
                                   remaining mitigation costs, including
                                   the ongoing annual cost of operating
                                   the Groundwater Monitoring and
                                   Management Plan ("Management Plan").

5.   PROGRAM OPERATIONS & PAYMENTS


* STORAGE COMPONENT: Metropolitan shall pay to store Colorado River Aqueduct ("CRA") water in the Cadiz aquifer system at a rate of $50/acre-foot ("AF") for "putting" water into the basin and $40/AF for "taking" stored water from the basin, or a total of $90/AF to cycle water into and out of the basin.

  * Storage Fees will be adjusted by CPI, with the adjustment commencing on approval of contract "as to form" by Metropolitan's Board of Directors.

  * Metropolitan's total minimum commitment for storage shall be 900,000 AF. Metropolitan shall purchase the initial 600,000 AF of put and take activity upon final contract execution and completion of the environmental review process ($54,000,000 before CPI adjustment). Metropolitan shall then purchase an additional 300,000 AF of put and take activity at the earlier of delivery or payable in 30,000 AF increments per year during Years 5-14 of Program operations ($27,000,000 before CPI adjustment).

* TRANSFER COMPONENT: Metropolitan shall purchase 30,000 acre-feet per year ("AF/Y") of indigenous groundwater for 25 years at a $230/AF Transfer Fee, subject to a fair market value adjustment as described below. In addition, Cadiz may elect to either sell up to an additional 30,000 AF/Y of indigenous groundwater to third parties in Metropolitan's service area at fair market value or require Metropolitan to purchase that amount of water at a fixed Transfer Fee of $230/AF. Accordingly, Metropolitan's total potential minimum commitment for the life of the Program will be 1,500,000 AF of indigenous groundwater at a minimum payment of $345,000,000 (before any fair market value adjustment). All transfers of indigenous groundwater, whether to Metropolitan or third parties, will be made in accordance with the terms and conditions of the Management Plan.

  * The Transfer Fee will reflect a "fair market value" adjustment, which shall be determined up to once a year. The Transfer Fee will be adjusted by one-half of any increase or decrease in the fair market value, above or below the base $230 rate. For example: If the fair market value is $350/AF, then the adjusted Transfer Fee shall be $230 + 50% * ($350 - $230) = $290/AF. Each increase or decrease in the fair market value may not exceed 30%.

  * Cadiz' right to sell to third parties within Metropolitan's service area includes scheduled access to Metropolitan's system at the wheeling rate charged for "as available capacity," plus power costs and any standard water stewardship fee that is uniformly charged to Metropolitan member agencies or third parties. Depending on availability of system capacity, Metropolitan may elect to exchange other water for delivery to Cadiz customers and "bank" the water Cadiz has sold.

  * If indigenous water supplies are determined to exceed 1,700,000 acre feet, Metropolitan shall have the first right of refusal to purchase one-half of that excess yield.

6.   WATER QUALITY


     * Cadiz groundwater meets all existing federal and state water quality standards.

  * Metropolitan's CRA water meets all existing federal and state water quality standards.

  * Metropolitan shall be responsible to ensure, at its expense, that CRA water introduced into the Cadiz groundwater basin shall, at a minimum, meet all existing and potential future federal and state water quality standards applicable to the CRA.

  * Cadiz shall be responsible to ensure, at its expense, that indigenous groundwater introduced into the Metropolitan delivery system shall, at a minimum, meet all existing and potential future federal and state water quality standards.

  * If both indigenous groundwater and stored Colorado River water exceed any future federal or state water quality standard, then the parties will share compliance with the new standard based pro rata on the contribution to exceedance of the standard.

  * In recognition of water quality and water supply benefits provided by the indigenous water, Metropolitan shall not impose any additional ambient quality requirements on the indigenous groundwater as long as it continues to meet federal and state water quality standards.


7.   RISK ALLOCATION AND SECURITY

* SECURITY INTEREST: Metropolitan shall receive a security interest in land, improvements and water rights in the Program area. Such security interest will be subordinate to (a) direct construction liens on the capital facilities and (b) liens on Program area lands owned by Cadiz, approved by Metropolitan, not to exceed $25,500,000.

* YIELD DETERMINATION: The parties, in consultation with the Management Plan and in compliance with all applicable permit requirements, will determine the total expected yield for the life of the Program on an ongoing basis. The expected yield will be reassessed every two years, beginning with the first year that Metropolitan withdraws water. If the parties cannot agree, the issue will be submitted to binding arbitration.

  * Cadiz' option to sell indigenous groundwater to third parties or put the water to Metropolitan will be limited by the amount of expected total yield, if it falls between 750,000 and 1,500,000 AF. If the determined total yield for the Program falls below 750,000 AF, Metropolitan may elect to proceed with or cease participation in the Program.

  * If Metropolitan elects to cease participation in the Program due to a total yield determination below 750,000 AF, Cadiz will have three years to purchase Metropolitan's interest. If Cadiz fails to purchase Metropolitan's interest in the Program, it will turn over all the land and facilities it owns in the Program area to Metropolitan.

  * If Cadiz elects to purchase Metropolitan's interest in the Program, the purchase price and terms for access to Metropolitan's facilities for wheeling water are as follows:

     * The purchase price will be the remaining unpaid balance of capital facilities costs incurred by Metropolitan, based on a 30-year mortgage amortization schedule, with interest at Metropolitan's bond rate. In addition, Cadiz would purchase any potential additional lands acquired for the Program.

     * Subject to its availability, Metropolitan will purchase 300,000 AF of indigenous groundwater, less any amount previously sold to Metropolitan or third parties, paid on a schedule of 30,000 AF per year at the adjusted Transfer Fee rate in effect at the time Metropolitan terminated the Program.

     * For 25 years, Cadiz may operate the facilities to deliver 150,000 AF of indigenous groundwater per year to third parties in Metropolitan's service area. Terms for gaining access to Metropolitan's system will be the same as noted previously for Cadiz' option to sell indigenous groundwater to third parties (see Section 5).

     * The parties will alternate priority of use of the Program facilities for the purpose of withdrawing any stored or transferred water for which Metropolitan has previously paid.

* SURPLUS CRITERIA: It is anticipated that Interior Secretary Babbitt will authorize Interim Surplus Criteria in January of 2001. If Interim Surplus Criteria is not granted by the U.S. Department of the Interior or if it varies materially from the Seven States Proposal (dated July 18, 2000) such that there is a critical lack of water available for storage, Metropolitan will evaluate whether to proceed with the Program or the off-ramp noted below.

* LITIGATION: Either party may suspend performance in the event of litigation against the Program. The parties shall equally share defense of any potential litigation.

  If, after the parties have commenced Program operations, there is a final legal determination that permanently prevents future Program operations, Cadiz shall repay Metropolitan for any storage payments that cannot be used and up to 300,000 AF of transfer payments. Otherwise, each party shall bear the loss of its investment in the Program.

* OFF-RAMP: If Metropolitan elects to withdraw from the Program based on either of the above two scenarios, Cadiz may construct and operate the facilities required to transfer indigenous water to Metropolitan's CRA and market to third parties. Cadiz may operate for up to 50 years. Metropolitan will continue to act as "lead agency" for CEQA purposes unless the parties mutually agree to transfer such responsibilities to another public agency.

  * Metropolitan will purchase a minimum of 300,000 AF of storage rights for cycled CRA water for $30,000,000.

  * In accordance with the terms and conditions of the Management Plan, Cadiz may sell up to 150,000 AF of indigenous groundwater per year to third parties in Metropolitan's service area, with Metropolitan guaranteeing the purchase of up to 300,000 AF of this amount. Metropolitan's purchase price will be $205/AF, adjusted annually by an average of CPI/PPI for the first ten years.

  * During the first 25 years, terms for gaining access to Metropolitan's system will be the same as noted previously for Cadiz' option to sell indigenous groundwater to third parties (see
     Section 5). When both Cadiz and Metropolitan have water to deliver in excess of the capacity of the facilities, the parties will alternate priority of use. During the second 25 years, Cadiz will be provided access to Metropolitan's system on a "space available" basis.

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